STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                           CENTURY LABORATORIES, INC.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES  HEREBY  CERTIFY:

FIRST; That by written consent of the Board of Directors of CENTURY LABORATORIES, INC. on August 21, 2000 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows;

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     FOURTH:     The  total  number of shares of stock which this corporation is authorized  to  issue  is:

     Sixty-five Million (65,000,000) shares of common stock at $0.001 par value, Ten Million (10,000,000) shares of preferred stock at $0.001 par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of said corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware in which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN  WITNESS  WHEREOF,  said  CENTURY  LABORATORIES,  INC.
has  caused  this  certificate  to  be  signed  by
ROBERT  BRYAN,  an  Authorized  officer,
this  21ST  day  of  August,  2000


BY:/s/______________________________
      Robert  Bryan, President

STATE  OF  DELAWARE
SECRETARY  OF  STATE
DIVISION  OF  CORPORATIONS
FILED  09:00  AM  10/26/2000
001541417  -  0524612